EXHIBIT 16 - ACCOUNTANT'S LETTER



                      January 10, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                       Commissioners:

I have read the statements made by Media and Entertainment.com, Inc. (copy attached), which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 10, 2002. I agree with the statements concerning my Firm in such Form 8-K.

Very truly yours,

/s/Brad Beckstead
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Brad Beckstead, CPA